UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 23, 2013

Date of Report (Date of earliest event reported)

SILVER SPRING NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35828	43-1966972
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Broadway Street, Redwood City, CA		94063
(Address of principal executive offices)		(Zip Code)

(650) 839-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 23, 2013, the Board of Directors (the “Board”) of Silver Spring Networks, Inc. (“Silver Spring”), on the recommendation of the Compensation Committee of the Board, approved a new compensation program for non-employee members of the Board. The Board undertook an evaluation of director compensation in light of Silver Spring’s transition from a privately-held company to a publicly-held company following Silver Spring’s initial public offering in March 2013. In establishing the new compensation program, the Board considered the amount of time that directors expend in fulfilling their duties to Silver Spring, the skill level required by Silver Spring of its members of the Board, and also director compensation paid to directors at the same group of peer companies that Silver Spring uses when setting compensation for its executive officers.

Under the newly adopted director compensation program, non-employee directors will continue to be paid entirely in the form of Silver Spring equity awards. Non-employee directors will not receive any cash payments for their service on the Board. Non-employee directors will receive a mix of 75% stock options and 25% restricted stock units in lieu of the following dollar amounts:

•	Annual retainer for each non-employee director: $202,000

•	Annual retainer for the lead independent director: $18,750

•	Annual retainer for the chairperson of each committee:

•	Audit Committee: $25,000

•	Compensation Committee: $16,000

•	Nominating and Governance Committee: $10,000

•	Annual retainer for a member of each committee:

•	Audit Committee: $12,500

•	Compensation Committee: $8,000

•	Nominating and Governance Committee: $5,000

Under the newly adopted director compensation program, also on May 23, 2013 (the “Grant Date”), the Board approved equity awards to each of the non-employee directors in the following amounts, with the value of (a) stock options calculated based on Silver Spring’s 30-day average stock price and a Black-Sholes ratio, and (b) each restricted stock unit treated as the equivalent of a stock option to purchase two shares of common stock:

Non-employee Director	Number of Shares Subject to Stock Option	Number of Restricted Stock Units
Benjamin Kortlang	16,619	2,769
Thomas R. Kuhn	16,038	2,673
Corbin A. McNeill, Jr.	17,394	2,899
Jonathan Schwartz	16,270	2,711
Richard A. Simonson	17,587	2,931
Laura D. Tyson	16,038	2,673
Warren M. Weiss	17,723	2,953
Thomas H. Werner	16,890	2,815

All options granted to non-employee directors were granted under Silver Spring’s 2012 Equity Incentive Plan (the “Plan”), have an exercise price equal to the fair market value of Silver Spring’s common stock on the Grant Date, are nonqualified stock options and have a term of 10 years from the Grant Date. All options and restricted stock units will vest in full upon the earlier of (a) the one-year anniversary of the Grant Date or (b) the date of Silver Spring’s 2014 annual stockholder meeting, so long as the non-employee director remains continuously in office. Pursuant to Section 21.3 of the Plan, in the event of a Corporate Transaction (as defined therein), the vesting of all equity awards shall accelerate and such equity awards shall become exercisable and settlable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Compensation Committee of the Board determines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER SPRING NETWORKS, INC.

Date: May 28, 2013	By:	/s/ John R. Joyce
		Name:	John R. Joyce
		Title:	Vice Chairman and Chief Financial Officer